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                                EXHIBIT 6(B)(3)

                                    FORM OF
                                AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                EQ FINANCIAL CONSULTANTS, INC. / CLASS 1B SHARES

            AMENDMENT No. 2 dated as of December ___, 1998 ("Amendment No. 2"), to the Distribution Agreement relating to the Class IB Shares dated as of April 14, 1997 ("Original Agreement") by and between EQ Advisors Trust ("Trust") and EQ Financial Consultants, Inc. ("EQ Financial").

            The Trust and EQ Financial agree that:

            1. Duration of Agreement. With respect to each Portfolio specified in Schedule A to the Original Agreement, the Original Agreement will continue in effect until April 14, 1999 and thereafter will continue annually only so long as such continuance is specifically approved at least annually either by the (a) Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement or any policies on conflicts adopted by the Board of Trustees, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

               With respect to each new Portfolio specified in Schedule A to Amendment No. 1 to the Original Agreement, dated December 9, 1997, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of execution of that Amendment No. 1 unless such continuance is approved as specified above. Similarly, with respect to each new Portfolio specified in Schedule A to this Amendment No. 2 to the Original Agreement, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of the execution of this Amendment No. 2 unless such continuance is approved as specified above.

            2. Schedule A. Schedule A to the Original Agreement and to Amendment No. 1 to the Original Agreement is replaced in its entirety by Schedule A attached hereto.

            Except as modified and amended hereby, the Original Agreement and Amendment No. 1 to the Original Agreement are hereby ratified and confirmed in full force and effect in accordance with its terms.
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            IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment No. 2 as of the date first above set forth.

EQ ADVISORS TRUST                              EQ FINANCIAL CONSULTANTS, INC.

By:                                            By:
   -------------------------------                -----------------------------
    Peter D. Noris                                 Michael S. Martin
    President and Trustee                          Chairman of the Board and
                                                   Chief Executive Officer




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                                   SCHEDULE A
                                       TO
                                AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                                CLASS IB SHARES


                                 PORTFOLIOS OF
                               EO ADVISORS TRUST
                               -----------------

                              Original Portfolios
                              -------------------

                     T. Rowe Price International Stock
                     Portfolio T. Rowe Price Equity Income
                     Portfolio EQ/Putnam Growth & Income
                     Value Portfolio EQ/Putnam International
                     Equity Portfolio EQ/Putnam Investors
                     Growth Portfolio EQ/Putnam Balanced
                     Portfolio MFS Research Portfolio MFS
                     Emerging Growth Companies Portfolio
                     Morgan Stanley Emerging Markets Equity
                     Portfolio Warburg Pincus Small Company
                     Value Portfolio Merrill Lynch World
                     Strategy Portfolio Merrill Lynch Basic
                     Value Equity Portfolio

                     Amendment No. 1 Additions
                     -------------------------

                     Lazard Small Cap Value Portfolio Lazard
                     Large Cap Value Portfolio JPM Core Bond
                     Portfolio BT Small Company Index
                     Portfolio BT International Equity Index
                     Portfolio BT Equity 500 Index Portfolio

                     Amendment No. 2 Additions
                     -------------------------

                     Evergreen Foundation Portfolio
                     Evergreen Portfolio
                     MFS Growth with Income Portfolio